Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CEA Industries Inc.

Louisville, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of CEA Industries Inc. (formerly known as Surna, Inc. and subsidiary) of our report dated March 24, 2020, relating to the consolidated financial statements of Surna Inc. and subsidiary which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ACM LLP

Greeley, Colorado

December 14, 2021